UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas 77077-4760
(Address of principal executive offices) (zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

RigNet, Inc. (the “Company”) announced in a press release dated February 19, 2015 that it is implementing a plan to shift resources from its U.S. land rig communications business and certain back office support functions to expand its global sales team and boost its business development and global expansion activities (the “Plan”). The expense reduction component of the Plan is scheduled to be substantially carried out and complete by March 31, 2015, while the expansion of the global sales team, business development and global expansion activities will continue through 2015.

In connection with the Plan, the Company expects to take a one-time charge of approximately $6.2 million in the first quarter of 2015 for facilities closures, employee severance expenses and related matters. Separately, with the downturn in the oil and gas industry, the Company also anticipates taking a pre-tax goodwill impairment charge of approximately $2.7 million in the fourth quarter of 2014 related to the Company’s Telecommunications Systems Integration business segment.

The information in this Item 2.05 consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this Item 2.05 to differ include, without limitation, the Company’s ability to implement the Plan, identify additional positions and possible changes in the expected severance charges associated with the Plan. Other important factors are included under the caption “Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K, Annual Report for the year ended December 31, 2013 and in subsequent filings. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments, other than as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of this restructuring, the Company has consolidated the leadership of its Eastern and Western Hemisphere operations into a single leadership position. Hector Maytorena, who currently serves the Company as its Group Vice President, Easter Hemisphere and previously served the Company as its Vice President & General Manager, Western Hemisphere, has been named to the new position of Group Vice President, Managed Services.

James Crenshaw, who has been serving the Company as Group Vice President, Western Hemisphere, has left the Company, effective February 18, 2015. The Company thanks Mr. Crenshaw for his significant contributions to the Company over the past two years and wishes him the very best as he pursues new endeavors.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ Martin L. Jimmerson, Jr.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: February 19, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press release dated February 19, 2015